UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2013

ENHANCE SKIN PRODUCTS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52755	84-1724410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 King Street West, 56th Floor, Toronto, Ontario, M5X 1C9, Canada
(Address of principal executive offices and Zip Code)

(416) 644-8318
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On January 14, 2013, Enhance Skin Products Inc. (the "Company") received notice from Age Reversal Inc. ("ARI") that ARI was withdrawing from the proposed merger with the Company to pursue other options.  ARI  thereby terminated the Agreement and Plan of Merger entered into on June 19, 2012 and the Amendment to Agreement and Plan of Merger entered into on August 31, 2012 between the Company and ARI.  The Company is currently reviewing all of its options including the initiation of bankruptcy or insolvency proceedings.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including, but not limited to, the Annual Report on Form 10-K for the most fiscal recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to specify circumstances or events that occur after the date the forward-looking statements are made.

You are cautioned not to place undue reliance on those forward looking statements, which speak only as the date hereof.  All such forward looking statements are qualified in their entirety by the foregoing cautionary statements, and the Company undertakes no obligation to revise or update this Current Report on Form 8-K to specify events or circumstances after the date hereof.  This caution is made pursuant to the safe harbor provisions of Section 21E of the Private Securities Ligation Reform Act of 1995.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Enhance Skin Products Inc.

Dated: January 22, 2013	By:	/s/ Samuel S. Asculai
Samuel S. Asculai
President